UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 20, 2012

MidSouth Bancorp, Inc.
(Exact name of registrant as specified in its charter)
Louisiana	1-11826	72-1020809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
102 Versailles Boulevard, Lafayette, Louisiana		70501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 337-237-8343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure.

On November 20, 2012, PSB Financial Corporation (“PSB”) mailed a proxy statement to its shareholders in connection with the special meeting of PSB shareholders to approve the Agreement and Plan of Merger, dated as of September 26, 2012, between MidSouth Bancorp, Inc. (“MidSouth”) and PSB.  The proxy statement includes, among other things, unaudited pro forma combined financial information regarding MidSouth and PSB.  A copy of the unaudited pro forma combined financial information is furnished herewith as Exhibit 99.1.

Additional Information about this Transaction

In connection with the proposed transaction, PSB distributed to its shareholders a proxy statement that also includes information regarding MidSouth and the MidSouth securities that are expected to be privately issued in connection with the proposed transaction.  SHAREHOLDERS OF PSB ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS DISTRIBUTED BY PSB BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  Shareholders of PSB will be able to obtain a free copy of the proxy statement by directing a request by telephone or mail to PSB Financial Corporation, 880 San Antonio Avenue, Many, LA  71449, Attention: Clay Abington, 318.238.4489.

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY STATE OR JURISDICTION IN WHICH SUCH AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE OR JURISIDICTION.

Participants in the Solicitation

PSB and its directors, executive officers, certain members of management and employees may have interests in the proposed transaction or be deemed to be participants in the solicitation of proxies of PSB’s shareholders to approve matters necessary to be approved to facilitate the proposed transaction.  Certain information regarding the participants and their interests in the solicitation will be set forth in the PSB proxy statement distributed in connection with the proposed transaction.  Shareholders may obtain additional information regarding the interests of such participants by reading the proxy statement for the proposed transaction.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits

99.1	Unaudited pro forma combined financial information

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDSOUTH BANCORP, INC.
(Registrant)
Date:	November 20, 2012	By:	/s/ James R. McLemore
James R. McLemore Senior Executive Vice President and Chief Financial Officer